Exhibit 99.1

CONTACT: MARK J. GRESCOVICH, PRESIDENT & CEO LLOYD W. BAKER, CFO (509) 527-3636 NEWS RELEASE

Banner Corporation Announces Earnings of $2.2 Million in Second Quarter

Walla Walla, WA – July 20, 2011 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported net income of $2.2 million in the second quarter ended June 30, 2011, compared to a net loss of $7.8 million in the immediately preceding quarter and a net loss of $4.9 million in the second quarter a year ago.  In the first six months of the year, Banner reported a net loss of $5.6 million compared to a net loss of $6.5 million in the first six months of 2010.

“Banner’s return to profitability in the second quarter provided further evidence of the successful execution of our strategies and priorities to strengthen the franchise through our super community bank model,” said Mark J. Grescovich, President and Chief Executive Officer.  “The resulting margin expansion and increased net interest income, as well as increased deposit and payment processing fees, supported strong revenue generation during the quarter and first half of the year.  Additionally, Banner’s credit quality metrics continued to improve during the second quarter, with non-performing loans, real estate owned and total non-performing asset levels all decreasing at June 30, 2011 compared to the prior quarter end, leading to reduced credit costs for the current quarter and six months year-to-date.”

Banner’s second quarter 2011 results included a net gain of $1.9 million ($1.9 million after tax, or $0.12 earnings per share) for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, compared to a net gain of $256,000 ($256,000 after tax, or $0.02 earnings per share) in the first quarter of 2011 and a net loss of $821,000 ($525,000 after tax, or $0.15 earnings per share) in the second quarter a year ago.

In the second quarter of 2011, Banner paid a $1.6 million dividend on the $124 million of senior preferred stock it issued to the U.S. Treasury under the Capital Purchase Program.  In addition, Banner accrued $425,000 for related discount accretion.  Including the preferred stock dividend and related accretion, the net income to common shareholders was $0.01 per share for the quarter ended June 30, 2011, compared to a net loss to common shareholders of $0.61 per share in the first quarter of 2011 and a net loss to common shareholders of $1.97 per share for the second quarter a year ago.

Credit Quality

“Charge-offs and delinquencies as well as real estate owned expenses and valuation adjustments continued to be concentrated in loans for the construction of single-family homes and residential land development projects,” said Grescovich.  “Our exposure to one-to-four family residential construction and land development loans has continued to decline and at the end of June had been reduced to just 8.2% of total loans outstanding.  Although this percentage is slightly below our long-term target range under improved market conditions, we do expect the land development portion of our portfolio to continue to decline over the near term.

“While credit costs remained stubbornly high and well above our long-term expectations, reflecting the persistent weak economic environment and additional declines in property values, they were significantly reduced from recent quarters and compared to a year ago as we continued to make meaningful progress at reducing problem assets.  Although the economic environment remains challenging, our capital and reserve levels are substantial and our coverage ratio relative to non-performing loans continued to increase.  We will remain diligent in our efforts to reduce credit costs in future periods as we further reduce non-performing assets.”

Banner recorded an $8.0 million provision for loan losses in the second quarter of 2011, compared to $17.0 million in the preceding quarter and $16.0 million in the second quarter of 2010.  The allowance for loan losses at June 30, 2011 totaled $92.0 million, representing 2.78% of total loans outstanding and 80% of non-performing loans.  Non-performing loans decreased to $115.2 million at June 30, 2011, compared to $131.7 million in the immediately preceding quarter and $177.9 million a year earlier.

Banner’s real estate owned and repossessed assets decreased to $71.3 million at June 30, 2011, compared to $95.0 million three months earlier and $101.7 million a year earlier.  Net charge-offs in the second quarter of 2011 totaled $13.6 million, or 0.41% of average loans outstanding, compared to $16.8 million, or 0.50% of average loans outstanding for the first quarter of 2011 and $16.2 million, or 0.44% of average loans outstanding for the second quarter a year ago.  For the first six months of 2011, net charge offs totaled $30.4 million, compared to $29.8 million in the first six months of 2010.  Non-performing assets decreased to $188.4 million at June 30, 2011, compared to $228.6 million in the preceding quarter and $283.1 million a year ago.  At June 30, 2011, Banner’s non-performing assets were 4.48% of total assets, compared to 5.32% at the end of the preceding quarter and 6.02% a year ago.

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BANR - Second Quarter 2011 Results
July 20, 2011

One-to-four family residential construction, land and land development loans were $269.6 million, or 8.2% of the total loan portfolio at June 30, 2011, compared to $411.1 million, or 11.3% of the total loan portfolio a year earlier.  The geographic distribution of these residential construction, land and land development loans was approximately $81.3 million, or 30%, in the greater Puget Sound market, $119.1 million, or 44%, in the greater Portland, Oregon market and $9.2 million, or 4%, in the greater Boise, Idaho market as of June 30, 2011.  The remaining $60.0 million, or 22%, was distributed in the various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.

Non-performing residential construction, land and land development loans and related real estate owned were $94.0 million, or 50% of non-performing assets at June 30, 2011.  The geographic distribution of non-performing construction, land and land development loans and related real estate owned included approximately $41.6 million, or 44%, in the greater Puget Sound market, $37.3 million, or 40%, in the greater Portland market and $6.6 million, or 7%, in the greater Boise market, with the remaining $8.5 million, or 9%, distributed in the various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.

Income Statement Review

“The realignment of our delivery platforms and execution of our sales teams as well as further maturing of our expanded branch system and a targeted marketing campaign have allowed Banner Bank to add customer relationships and grow core deposits.  That growth has enabled us to significantly reduce our cost of funds during the first six months of this year through changes in our deposit mix and pricing strategies and has supported increased deposit fees despite the adverse impact of regulatory changes on overdraft revenues.  The reduced cost of funds coupled with changes in our asset mix made it possible for us to improve our net interest margin by 15 basis points compared to the immediately preceding quarter and to increase it by 44 basis points compared to the second quarter a year ago, despite continued downward pressure on asset yields,” said Grescovich.  Banner’s net interest margin was 4.09% for the second quarter of 2011, compared to 3.94% in the preceding quarter and 3.65% in the second quarter a year ago.  For the first six months of 2011, Banner’s net interest margin was 4.01%, a 39 basis point improvement compared to 3.62% for the first six months of 2010.

Funding costs for the second quarter of 2011 decreased eight basis points compared to the previous quarter and 68 basis points from the second quarter a year ago.  Deposit costs decreased by nine basis points compared to the preceding quarter and 74 basis points compared to the second quarter a year earlier.  Asset yields increased seven basis points compared to the prior quarter, largely as a result of reductions in low yielding interest-earning cash balances and nonaccruing loans, but decreased 26 basis points from the second quarter a year ago.  Loan yields declined two basis points compared to the preceding quarter and decreased eight basis points from the second quarter a year ago.  Nonaccruing loans reduced the margin by approximately 23 basis points in the second quarter of 2011 compared to approximately 27 basis points in the preceding quarter and approximately 34 basis points in the second quarter of 2010.

Net interest income, before the provision for loan losses, was $41.2 million in the second quarter of 2011, compared to $40.1 million in the preceding quarter and $38.9 million in the second quarter a year ago.  For the first six months of 2011, net interest income, before the provision for loan losses, increased 5% to $81.3 million, compared to $77.1 million for the first six months of 2010.  Revenues from core operations* (net interest income before the provision for loan losses plus total other operating income excluding fair value and other-than-temporary impairment (OTTI) adjustments) were $48.5 million in the second quarter of 2011, compared to $47.0 million in the first quarter of 2011 and $45.9 million for the second quarter a year ago.  Year-to-date, revenues from core operations increased 5% to $95.6 million, compared to $91.1 million in the same period a year earlier.  “The continued growth in core deposits and reduced funding costs over the past year and resulting improvement in net interest margin led to a solid increase in our revenues from core operations compared to the same quarter and six-month period a year earlier,” said Grescovich.

Total other operating income, which includes the changes in the valuation of financial instruments and OTTI adjustments, was $9.3 million in the second quarter of 2011 compared to $7.2 million in the preceding quarter and $6.2 million in the second quarter a year ago.  For the first six months of the year, total other operating income was $16.5 million, compared to $13.9 million for the first six months of 2010.  There were no OTTI charges during the current quarter, the preceding quarter or the second quarter a year ago; however, OTTI charges during the first quarter of 2010 were $1.2 million.  Total other operating income from core operations* (other operating income excluding fair value and OTTI adjustments) for the current quarter was $7.3 million, compared to $7.0 million for the preceding quarter and $7.0 million for the second quarter a year ago.  For the first six months of 2011, total other operating income from core operations* was $14.3 million compared to $14.1 million for the first six months of 2010.

Deposit fees and other service charges were $5.7 million in the second quarter of 2011 compared to $5.3 million in the preceding quarter and $5.6 million in the second quarter a year ago.  Income from mortgage banking operations decreased to $855,000 in the second quarter, compared to $962,000 in the immediately preceding quarter and $817,000 in the second quarter of 2010.

“Operating expenses were increased during the quarter compared to the preceding quarter and the same quarter a year ago, largely due to higher costs associated with the real estate owned portfolio, particularly valuation adjustments,” said Grescovich.  “Aside from these real estate owned costs, our operating expenses were little changed from recent quarters as increased compensation and payment

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BANR - Second Quarter 2011 Results
July 20, 2011

processing costs were partially offset by lower deposit insurance expense and professional services fees.  While we are working diligently to control operating expenses, we expect collection expenses and costs associated with real estate owned to remain elevated in the near term.  However, these credit costs will reduce over time as further problem asset resolution occurs.”

Total other operating expenses, or non-interest expenses, were $40.3 million in the second quarter of 2011, compared to $38.1 million in the preceding quarter and $38.0 million in the second quarter a year ago.  For the first six months of 2011, total other operating expenses were $78.4 million compared to $73.4 million for the first six months of 2010.

*Earnings information excluding fair value and OTTI adjustments (alternately referred to as total other operating income from core operations or revenues from core operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter’s results.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

Balance Sheet Review

“Although loan demand was modest for the quarter as both businesses and consumers remained cautious in their use of leverage, the aggressive calling efforts of our bankers are resulting in a stronger pipeline of new relationships and lending opportunities for Banner,” said Grescovich.  “Nonetheless, as expected, our loan totals declined modestly again this quarter, as we continued to intentionally reduce our construction and land development loans as well as non-performing loans.”

Net loans were $3.21 billion at June 30, 2011, compared to $3.23 billion at March 31, 2011 and $3.54 billion a year ago.  At June 30, 2011, one-to-four family construction loans totaled $140.7 million, a decrease of $10.3 million for the quarter and a decrease of $42.3 million over the past year.  One-to-four family construction loans have now been reduced by $514.3 million from their peak quarter-end balance of $655.0 million at June 30, 2007.  Similarly, total construction, land and land development loans have declined by $879.9 million from their peak quarter-end balance of $1.24 billion at June 30, 2007.

Total assets were $4.21 billion at June 30, 2011, compared to $4.30 billion at the end of the preceding quarter and $4.70 billion a year ago.  Deposits totaled $3.47 billion at June 30, 2011, compared to $3.54 billion at the end of the preceding quarter and $3.84 billion a year ago.  Non-interest-bearing accounts totaled $645.8 million at June 30, 2011, compared to $622.8 million at the end of the preceding quarter and $548.3 million a year ago, a year-over-year increase of 18%.  At June 30, 2011, interest-bearing transaction and savings accounts were $1.42 billion, compared to $1.46 billion at the end of the preceding quarter and $1.40 billion a year ago.

“We are encouraged by the success we are having in adding non-interest-bearing and other transaction and savings accounts, which is allowing us to reduce our reliance on higher cost certificates of deposit as well as providing additional opportunities to earn deposit fees,” said Grescovich. “This strategy continues to help improve our cost of funds and has led to our net interest margin expansion and revenue growth.  Lower rates on renewed and retained certificates of deposit and interest-bearing transaction and savings accounts also contributed to the decline in the cost of deposits.”

At June 30, 2011, total stockholders’ equity was $511.0 million, including $119.9 million attributable to preferred stock, and common stockholders’ equity was $ 391.2 million, or $23.52 per share.  During 2010, Banner completed a common stock offering, issuing a total of 85,639,000 shares in the offering, resulting in net proceeds of approximately $161.6 million.  In May 2011, Banner announced a 1-for-7 reverse stock split, which took effect on June 1, 2011.  Every seven shares of Banner’s pre-split common shares were automatically consolidated into one post-split share.  Taking the reverse stock split into account, Banner had 16.7 million shares outstanding at June 30, 2011, compared to 14.7 million shares outstanding a year ago.  Tangible common stockholders’ equity, which excludes preferred stock and other intangibles, was $383.7 million at June 30, 2011, or 9.14% of tangible assets, compared to $377.3 million, or 8.79% of tangible assets at March 31, 2011 and $425.9 million, or 9.08% of tangible assets a year ago.  Tangible book value per common share was $23.07 at June 30, 2011.

Augmented by the stock offering and continued sales under its Dividend Reinvestment and Direct Stock Purchase and Sale Plan (DRIP), Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as “well-capitalized” under applicable regulatory standards.  Banner Corporation used a significant portion of the net proceeds from the offering to strengthen Banner Bank’s regulatory capital ratios while retaining the balance for general working capital purposes, including additional capital investments in its subsidiary banks if appropriate.  Through June 30, 2011, Banner Corporation had invested $110.0 million of the net proceeds as additional paid-in common equity in Banner Bank, although no additional equity investment was made during the current year.  Banner Corporation’s Tier 1 leverage capital to average assets ratio improved to 12.90% and its total capital to risk-weighted assets ratio increased to 17.29% at June 30, 2011.  Banner Bank’s Tier 1 leverage ratio also improved to 11.37% at June 30, 2011, which is in excess of the 10% minimum level targeted in its Memorandum of Understanding with the Federal Deposit Insurance Corporation (FDIC) and the Washington State Department of Financial Institutions (Washington DFI).

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BANR - Second Quarter 2011 Results
July 20, 2011

Conference Call

Banner will host a conference call on Thursday, July 21, 2011, at 8:00 a.m. PDT, to discuss its second quarter results.  The conference call can be accessed live by telephone at (480) 629-9835 to participate in the call.  To listen to the call online, go to the Company’s website at www.bannerbank.com.  A replay will be available for a week at (303) 590-3030, using access code 4453037.

About the Company

Banner Corporation is a $4.21 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets and may result in our allowance for loan losses not being adequate to cover actual losses; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates and the relative differences between short and long-term interest rates, loan and deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; secondary market conditions for loans and our ability to sell loans in the secondary market; results of examinations of us by the Board of Governors of the Federal Reserve System and of our bank subsidiaries by the FDIC, the Washington DFI or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, institute a formal or informal enforcement action against us or any of the Banks which could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; our compliance with regulatory enforcement actions; the requirements and restrictions that have been imposed upon Banner and Banner Bank under the memoranda of understanding with the Federal Reserve Bank of San Francisco (in the case of Banner) and the FDIC and the Washington DFI (in the case of Banner Bank) and the possibility that Banner and Banner Bank will be unable to fully comply with the memoranda of understanding, which could result in the imposition of additional requirements or restrictions; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; our ability to attract and retain deposits; increases in premiums for deposit insurance; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets and liabilities, which estimates may prove to be incorrect and result in significant changes in valuations; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; the failure or security breach of computer systems on which we depend; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our business strategies; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; our ability to pay dividends on our common and preferred stock and interest or principal payments on our junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the economic impact of war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; future legislative changes in the United States Department of Treasury  Troubled Asset Relief Program Capital Purchase Program; and other risks detailed in Banner’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2011 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect our operating and stock price performance.

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BANR - Second Quarter 2011 Results
July 20, 2011

RESULTS OF OPERATIONS	Quarters Ended			Six Months Ended
(in thousands except shares and per share data)	Jun 30, 2011	Mar 31, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010
INTEREST INCOME:
Loans receivable	$46,846	$46,755	$52,473	$93,601	$105,232
Mortgage-backed securities	859	875	1,045	1,734	2,171
Securities and cash equivalents	2,183	2,033	2,116	4,216	4,201
	49,888	49,663	55,634	99,551	111,604

INTEREST EXPENSE:
Deposits	7,014	7,812	14,700	14,826	30,498
Federal Home Loan Bank advances	64	178	320	242	681
Other borrowings	568	579	626	1,147	1,260
Junior subordinated debentures	1,041	1,038	1,047	2,079	2,074
	8,687	9,607	16,693	18,294	34,513

Net interest income before provision for loan losses	41,201	40,056	38,941	81,257	77,091

PROVISION FOR LOAN LOSSES	8,000	17,000	16,000	25,000	30,000
Net interest income	33,201	23,056	22,941	56,257	47,091

OTHER OPERATING INCOME:
Deposit fees and other service charges	5,693	5,279	5,632	10,972	10,792
Mortgage banking operations	855	962	817	1,817	1,765
Loan servicing fees	397	256	315	653	628
Miscellaneous	369	493	243	862	869
	7,314	6,990	7,007	14,304	14,054
Other-than-temporary impairment losses	- -	- -	- -	- -	(1,231)
Net change in valuation of financial instruments carried at fair value	1,939	256	(821)	2,195	1,087
Total other operating income	9,253	7,246	6,186	16,499	13,910

OTHER OPERATING EXPENSE:
Salary and employee benefits	18,288	17,255	16,793	35,543	33,352
Less capitalized loan origination costs	(1,948)	(1,720)	(1,740)	(3,668)	(3,345)
Occupancy and equipment	5,436	5,394	5,581	10,830	11,185
Information / computer data services	1,521	1,567	1,594	3,088	3,100
Payment and card processing services	1,939	1,647	1,683	3,586	3,107
Professional services	1,185	1,672	1,874	2,857	3,161
Advertising and marketing	1,903	1,740	1,742	3,643	3,692
Deposit insurance	1,389	1,969	2,209	3,358	4,341
State/municipal business and use taxes	544	494	533	1,038	1,013
Real estate operations	6,568	4,631	4,166	11,199	7,224
Amortization of core deposit intangibles	570	597	615	1,167	1,259
Miscellaneous	2,860	2,898	2,974	5,758	5,350
Total other operating expense	40,255	38,144	38,024	78,399	73,439

Income (loss) before provision for (benefit from) income taxes	2,199	(7,842)	(8,897)	(5,643)	(12,438)

PROVISION FOR (BENEFIT FROM ) INCOME TAXES	- -	- -	(3,951)	- -	(5,975)
NET INCOME (LOSS)	2,199	(7,842)	(4,946)	(5,643)	(6,463)

PREFERRED STOCK DIVIDEND AND DISCOUNT ACCRETION:
Preferred stock dividend	1,550	1,550	1,550	3,100	3,100
Preferred stock discount accretion	425	426	399	851	797
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$224	$(9,818)	$(6,895)	$(9,594)	$(10,360)

Earnings (loss) per share available to common shareholder
Basic	$0.01	$(0.61)	$(1.97)	$(0.58)	$(3.11)
Diluted	$0.01	$(0.61)	$(1.97)	$(0.58)	$(3.11)

Cumulative dividends declared per common share	$0.01	$0.07	$0.07	$0.08	$0.14

Weighted average common shares outstanding
Basic	16,535,082	16,008,467	3,493,194	16,404,079	3,328,346
Diluted	16,535,082	16,008,467	3,493,194	16,404,079	3,328,346

Common shares issued in connection with exercise of stock options or DRIP	227,534	241,653	193,370	506,474	416,450

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BANR - Second Quarter 2011 Results
July 20, 2011

FINANCIAL CONDITION
(in thousands except shares and per share data)	Jun 30, 2011	Mar 31, 2011	Jun 30, 2010	Dec 31, 2010

ASSETS
Cash and due from banks	$48,246	$44,381	$67,322	$39,756
Federal funds and interest-bearing deposits	168,198	271,924	369,864	321,896
Securities - at fair value	89,374	90,881	105,381	95,379
Securities - available for sale	287,255	240,968	140,342	200,227
Securities - held to maturity	76,596	75,114	73,632	72,087
Federal Home Loan Bank stock	37,371	37,371	37,371	37,371

Loans receivable:
Held for sale	1,907	1,493	4,819	3,492
Held for portfolio	3,304,760	3,324,587	3,626,685	3,399,625
Allowance for loan losses	(92,000)	(97,632)	(95,508)	(97,401)
	3,214,667	3,228,448	3,535,996	3,305,716

Accrued interest receivable	15,907	16,503	16,930	15,927
Real estate owned held for sale, net	71,205	94,945	101,485	100,872
Property and equipment, net	93,532	94,743	99,536	96,502
Other intangibles, net	7,442	8,011	9,811	8,609
Bank-owned life insurance	57,578	57,123	55,477	56,653
Other assets	38,696	39,291	88,459	55,087
	$4,206,067	$4,299,703	$4,701,606	$4,406,082

LIABILITIES

Deposits:
Non-interest-bearing	$645,778	$622,759	$548,251	$600,457
Interest-bearing transaction and savings accounts	1,422,290	1,459,895	1,403,231	1,433,248
Interest-bearing certificates	1,398,332	1,457,994	1,887,513	1,557,493
	3,466,400	3,540,648	3,838,995	3,591,198

Advances from Federal Home Loan Bank at fair value	10,572	10,567	47,003	43,523
Customer repurchase agreements and other borrowings	136,285	159,902	172,737	175,813

Junior subordinated debentures at fair value	47,986	48,395	49,808	48,425

Accrued expenses and other liabilities	19,115	20,958	25,440	21,048
Deferred compensation	14,683	14,489	13,665	14,603
	3,695,041	3,794,959	4,147,648	3,894,610

STOCKHOLDERS' EQUITY

Preferred stock - Series A	119,851	119,426	118,204	119,000
Common stock	517,782	513,950	490,119	509,457
Retained earnings (accumulated deficit)	(126,268)	(126,318)	(53,768)	(115,348)
Other components of stockholders' equity	(339)	(2,314)	(597)	(1,637)
	511,026	504,744	553,958	511,472
	$4,206,067	$4,299,703	$4,701,606	$4,406,082

Common Shares Issued:
Shares outstanding at end of period	16,668,694	16,443,720	14,707,820	16,164,781
Less unearned ESOP shares at end of period	34,340	34,340	34,340	34,340
Shares outstanding at end of period excluding unearned ESOP shares	16,634,354	16,409,380	14,673,480	16,130,441

Common stockholders' equity per share (1)	$23.52	$23.48	$29.70	$24.33
Common stockholders' tangible equity per share (1) (2)	$23.07	$22.99	$29.03	$23.80

Tangible common stockholders' equity to tangible assets	9.14%	8.79%	9.08%	8.73%
Consolidated Tier 1 leverage capital ratio	12.90%	12.50%	13.02%	12.24%

(1)	- Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)	- Tangible common equity excludes preferred stock, goodwill, core deposit and other intangibles.

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BANR - Second Quarter 2011 Results
July 20, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Jun 30, 2011		Mar 31, 2011	Jun 30, 2010		Dec 31, 2010
LOANS (including loans held for sale):
Commercial real estate
Owner occupied	$507,751		$521,823	$503,796		$515,093
Investment properties	582,569		564,337	553,689		550,610
Multifamily real estate	147,951		147,569	149,980		134,634
Commercial construction	35,790		26,580	84,379		62,707
Multifamily construction	20,552		19,694	56,573		27,394
One- to four-family construction	140,669		151,015	182,928		153,383
Land and land development
Residential	128,920		147,913	228,156		167,764
Commercial	29,347		30,539	29,410		32,386
Commercial business	566,243		577,128	635,130		585,457
Agricultural business including secured by farmland	208,485		188,756	208,815		204,968
One- to four-family real estate	658,216		665,396	702,420		682,924
Consumer	97,396		104,129	103,065		99,761
Consumer secured by one- to four-family real estate	182,778		181,201	193,163		186,036
Total loans outstanding	$3,306,667		$3,326,080	$3,631,504		$3,403,117

Restructured loans performing under their restructured terms	$55,652		$60,968	$43,899		$60,115

Loans 30 - 89 days past due and on accrual	$11,560		$16,587	$26,050		$28,847

Total delinquent loans (including loans on non-accrual)	$126,805		$148,285	$203,992		$180,336

Total delinquent loans / Total loans outstanding	3.83%		4.46%	5.62%		5.30%

GEOGRAPHIC CONCENTRATION OF LOANS AT
June 30, 2011	Washington		Oregon	Idaho		Other	Total

Commercial real estate
Owner occupied	$383,576		$69,389	$51,458		$3,328	$507,751
Investment properties	436,279		99,304	41,016		5,970	582,569
Multifamily real estate	120,552		17,187	9,749		463	147,951
Commercial construction	23,267		822	11,701		- -	35,790
Multifamily construction	12,514		8,038	- -		- -	20,552
One- to four-family construction	71,494		66,430	2,745		- -	140,669
Land and land development
Residential	67,575		50,719	10,626		- -	128,920
Commercial	25,286		949	3,112		- -	29,347
Commercial business	382,517		109,068	61,155		13,503	566,243
Agricultural business including secured by farmland	110,836		40,842	56,784		23	208,485
One- to four-family real estate	416,713		211,703	27,488		2,312	658,216
Consumer	69,094		22,734	5,568		- -	97,396
Consumer secured by one- to four-family real estate	125,771		44,070	12,439		498	182,778
Total loans outstanding	$2,245,474		$741,255	$293,841		$26,097	$3,306,667

Percent of total loans	67.9%		22.4%	8.9%		0.8%	100.0%

DETAIL OF LAND AND LAND DEVELOPMENT LOANS AT
June 30, 2011	Washington		Oregon	Idaho		Other	Total

Residential
Acquisition & development	$32,439		$28,568	$3,823	$	- -	$64,830
Improved lots	22,026		16,592	923		- -	39,541
Unimproved land	13,110		5,559	5,880		- -	24,549
Total residential land and development	$67,575		$50,719	$10,626	$	- -	$128,920
Commercial & industrial
Acquisition & development	$3,873	$	- -	$510	$	- -	$4,383
Improved land	8,865		- -	200		- -	9,065
Unimproved land	12,548		949	2,402		- -	15,899
Total commercial land and development	$25,286		$949	$3,112	$	- -	$29,347

(more)

BANR - Second Quarter 2011 Results
July 20, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

		Quarters Ended		Six Months	Ended
CHANGE IN THE	Jun 30, 2011	Mar 31, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010
ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$97,632	$97,401	$95,733	$97,401	$95,269

Provision	8,000	17,000	16,000	25,000	30,000

Recoveries of loans previously charged off:
Commercial real estate	15	- -	- -	15	- -
Multifamily real estate	- -	- -	- -	- -	- -
Construction and land	716	35	235	751	622
One- to four-family real estate	29	52	71	81	71
Commercial business	76	81	595	157	1,885
Agricultural business, including secured by farmland	5	- -	- -	5	- -
Consumer	84	78	69	162	128
	925	246	970	1,171	2,706
Loans charged off:
Commercial real estate	(1,871)	(989)	- -	(2,860)	(92)
Multifamily real estate	(244)	(427)	- -	(671)	- -
Construction and land	(6,077)	(10,537)	(12,255)	(16,614)	(19,979)
One- to four-family real estate	(1,894)	(2,209)	(2,128)	(4,103)	(4,243)
Commercial business	(3,993)	(2,368)	(1,447)	(6,361)	(6,231)
Agricultural business, including secured by farmland	(166)	(123)	(986)	(289)	(988)
Consumer	(312)	(362)	(379)	(674)	(934)
	(14,557)	(17,015)	(17,195)	(31,572)	(32,467)
Net charge-offs	(13,632)	(16,769)	(16,225)	(30,401)	(29,761)
Balance, end of period	$92,000	$97,632	$95,508	$92,000	$95,508

Net charge-offs / Average loans outstanding	0.41%	0.50%	0.44%	0.91%	0.80%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Jun 30, 2011	Mar 31, 2011	Jun 30, 2010	Dec 31, 2010
Specific or allocated loss allowance
Commercial real estate	$13,087	$11,871	$7,042	$11,779
Multifamily real estate	5,404	6,055	2,364	3,963
Construction and land	25,976	30,346	45,601	33,121
Commercial business	19,912	22,054	23,905	24,545
Agricultural business, including secured by farmland	1,409	1,441	679	1,846
One- to four-family real estate	8,254	8,149	3,530	5,829
Consumer	1,445	1,452	1,890	1,794
Total allocated	75,487	81,368	85,011	82,877

Estimated allowance for undisbursed commitments	1,001	1,158	909	1,426
Unallocated	15,512	15,106	9,588	13,098
Total allowance for loan losses	$92,000	$97,632	$95,508	$97,401

Allowance for loan losses / Total loans outstanding	2.78%	2.94%	2.63%	2.86%

Allowance for loan losses / Non-performing loans	80%	74%	54%	64%

(more)

BANR - Second Quarter 2011 Results
July 20, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2011	Mar 31, 2011	Jun 30, 2010		Dec 31, 2010

NON-PERFORMING ASSETS

Loans on non-accrual status
Secured by real estate:
Commercial	$22,421	$23,443	$9,433		$24,727
Multifamily	1,560	1,361	363		1,889
Construction and land	53,529	67,163	110,931		75,734
One- to four-family	15,435	16,571	19,878		16,869
Commercial business	15,264	15,904	23,474		21,100
Agricultural business, including secured by farmland	1,342	1,984	7,556		5,853
Consumer	4,400	4,655	3,588		2,332
	113,951	131,081	175,223		148,504

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
Commercial	- -	- -	1,137		- -
Multifamily	- -	- -	- -		- -
Construction and land	- -	- -	692		- -
One- to four-family	622	561	772		2,955
Commercial business	1	14	- -		- -
Agricultural business, including secured by farmland	545	- -	- -		- -
Consumer	126	42	118		30
	1,294	617	2,719		2,985
Total non-performing loans	115,245	131,698	177,942		151,489
Securities on non-accrual	1,896	1,904	3,500		1,896
Real estate owned (REO) and repossessed assets	71,265	94,969	101,701		100,945
Total non-performing assets	$188,406	$228,571	$283,143		$254,330

Total non-performing assets / Total assets	4.48%	5.32%	6.02%		5.77%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
June 30, 2011	Washington	Oregon	Idaho		Other	Total
Secured by real estate:
Commercial	$17,852	$477	$4,092	$	- -	$22,421
Multifamily	1,560	- -	- -		- -	1,560
Construction and land
One- to four-family construction	6,486	3,082	641		- -	10,209
Commercial construction	1,510	- -	- -		- -	1,510
Multifamily construction	- -	648	- -		- -	648
Residential land acquisition & development	18,374	6,207	1,470		- -	26,051
Residential land improved lots	2,744	3,705	131		- -	6,580
Residential land unimproved	2,739	916	2,428		- -	6,083
Commercial land acquisition & development	- -	- -	- -		- -	- -
Commercial land improved	1,954	- -	- -		- -	1,954
Commercial land unimproved	494	- -	- -		- -	494
Total construction and land	34,301	14,558	4,670		- -	53,529
One- to four-family	12,059	2,766	1,232		- -	16,057
Commercial business	14,265	76	775		149	15,265
Agricultural business, including secured by farmland	1,290	- -	597		- -	1,887
Consumer	2,205	1,851	470		- -	4,526
Total non-performing loans	83,532	19,728	11,836		149	115,245
Securities on non-accrual	- -	- -	500		1,396	1,896
Real estate owned (REO) and repossessed assets	31,457	32,827	6,981		- -	71,265
Total non-performing assets	$114,989	$52,555	$19,317		$1,545	$188,406

(more)

BANR - Second Quarter 2011 Results
July 20, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended		Six Months Ended

REAL ESTATE OWNED	Jun 30, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010

Balance, beginning of period	$94,945	$95,074	$100,872	$77,743
Additions from loan foreclosures	11,918	17,885	26,834	45,212
Additions from capitalized costs	1,532	380	3,147	1,516
Dispositions of REO	(32,437)	(10,532)	(51,331)	(20,411)
Gain (loss) on sale of REO	58	(498)	(479)	(1,235)
Valuation adjustments in the period	(4,811)	(824)	(7,838)	(1,340)
Balance, end of period	$71,205	$101,485	$71,205	$101,485

	Quarters Ended

REAL ESTATE OWNED- FIVE COMPARATIVE QUARTERS	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010

Balance, beginning of period	$94,945	$100,872	$107,159	$101,485	$95,074
Additions from loan foreclosures	11,918	14,916	16,855	25,694	17,885
Additions from capitalized costs	1,532	1,615	1,650	841	380
Dispositions of REO	(32,437)	(18,894)	(19,095)	(12,145)	(10,532)
Gain (loss) on sale of REO	58	(537)	(524)	(133)	(498)
Valuation adjustments in the period	(4,811)	(3,027)	(5,173)	(8,583)	(824)
Balance, end of period	$71,205	$94,945	$100,872	$107,159	$101,485

REAL ESTATE OWNED- BY TYPE AND STATE	Washington	Oregon	Idaho	Total

Commercial real estate	$1,533	$13	$477	$2,023
One- to four-family construction	472	3,646	- -	4,118
Land development- commercial	3,876	4,065	200	8,141
Land development- residential	18,787	18,763	3,400	40,950
Agricultural land	- -	256	850	1,106
One- to four-family real estate	6,729	6,084	2,054	14,867
Total	$31,397	$32,827	$6,981	$71,205

(more)

BANR - Second Quarter 2011 Results
July 20, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSITS & OTHER BORROWINGS
	Jun 30, 2011	Mar 31, 2011	Jun 30, 2010	Dec 31, 2010
DEPOSIT COMPOSITION

Non-interest-bearing	$645,778	$622,759	$548,251	$600,457
Interest-bearing checking	356,321	361,430	368,418	357,702
Regular savings accounts	631,688	648,520	593,591	616,512
Money market accounts	434,281	449,945	441,222	459,034
Interest-bearing transaction & savings accounts	1,422,290	1,459,895	1,403,231	1,433,248
Interest-bearing certificates	1,398,332	1,457,994	1,887,513	1,557,493

Total deposits	$3,466,400	$3,540,648	$3,838,995	$3,591,198

INCLUDED IN TOTAL DEPOSITS

Public transaction accounts	$72,181	$62,873	$85,292	$64,482
Public interest-bearing certificates	69,219	67,527	81,668	81,809
Total public deposits	$141,400	$130,400	$166,960	$146,291

Total brokered deposits	$73,161	$92,940	$145,571	$102,984

INCLUDED IN OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$85,822	$109,227	$122,755	$125,140

GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
June 30, 2011	Washington	Oregon	Idaho	Total

	$2,646,712	$591,519	$228,169	$3,466,400

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT	Actual		or "Well Capitalized"
June 30, 2011	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated
Total capital to risk-weighted assets	$591,709	17.29%	$273,802	8.00%
Tier 1 capital to risk-weighted assets	548,320	16.02%	136,901	4.00%
Tier 1 leverage capital to average assets	548,320	12.90%	169,964	4.00%

Banner Bank
Total capital to risk-weighted assets	497,052	15.32%	324,376	10.00%
Tier 1 capital to risk-weighted assets	455,902	14.05%	194,626	6.00%
Tier 1 leverage capital to average assets	455,902	11.37%	200,486	5.00%

Islanders Bank
Total capital to risk-weighted assets	30,226	14.93%	20,243	10.00%
Tier 1 capital to risk-weighted assets	27,695	13.68%	12,146	6.00%
Tier 1 leverage capital to average assets	27,695	11.78%	11,756	5.00%

(more)

BANR - Second Quarter 2011 Results
July 20, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Six Months Ended

OPERATING PERFORMANCE	Jun 30, 2011	Mar 31, 2011	Jun 30, 2010	Jun 30, 2011	Jun 30, 2010

Average loans	$3,333,102	$3,349,978	$3,677,140	$3,341,487	$3,701,552
Average securities	511,273	465,017	391,067	488,233	392,826
Average interest earning cash	196,211	308,575	216,576	252,094	194,188
Average non-interest-earning assets	215,494	233,365	268,864	224,414	262,193
Total average assets	$4,256,080	$4,356,935	$4,553,647	$4,306,228	$4,550,759

Average deposits	$3,504,884	$3,561,020	$3,830,659	$3,532,796	$3,815,798
Average borrowings	283,178	322,261	349,997	302,612	361,578
Average non-interest-bearing liabilities	(41,253)	(39,755)	(38,527)	(40,508)	(37,498)
Total average liabilities	3,746,809	3,843,526	4,142,129	3,794,900	4,139,878

Total average stockholders' equity	509,271	513,409	411,518	511,328	410,881
Total average liabilities and equity	$4,256,080	$4,356,935	$4,553,647	$4,306,228	$4,550,759

Interest rate yield on loans	5.64%	5.66%	5.72%	5.65%	5.73%
Interest rate yield on securities	2.31%	2.38%	3.11%	2.34%	3.16%
Interest rate yield on cash	0.20%	0.23%	0.23%	0.22%	0.23%
Interest rate yield on interest-earning assets	4.95%	4.88%	5.21%	4.92%	5.25%

Interest rate expense on deposits	0.80%	0.89%	1.54%	0.85%	1.61%
Interest rate expense on borrowings	2.37%	2.26%	2.28%	2.31%	2.24%
Interest rate expense on interest-bearing liabilities	0.92%	1.00%	1.60%	0.96%	1.67%

Interest rate spread	4.03%	3.88%	3.61%	3.96%	3.58%

Net interest margin	4.09%	3.94%	3.65%	4.01%	3.62%

Other operating income / Average assets	0.87%	0.67%	0.54%	0.77%	0.62%

Other operating income EXCLUDING change in valuation of
financial instruments carried at fair value / Average assets (1)	0.69%	0.65%	0.62%	0.67%	0.57%

Other operating expense / Average assets	3.79%	3.55%	3.35%	3.67%	3.25%

Efficiency ratio (other operating expense / revenue)	79.79%	80.64%	84.26%	80.20%	80.70%

Return (Loss) on average assets	0.21%	(0.73%)	(0.44%)	(0.26%)	(0.29%)

Return (Loss) on average equity	1.73%	(6.19%)	(4.82%)	(2.23%)	(3.17%)

Return (Loss) on average tangible equity (2)	1.76%	(6.30%)	(4.94%)	(2.26%)	(3.25%)

Average equity / Average assets	11.97%	11.78%	9.04%	11.87%	9.03%

(1)	- Earnings information excluding the fair value adjustments and goodwill impairment charge (alternately referred to as operating income (loss) from core operations and expenses from core operations) represent non-GAAP (Generally Accepted
Accounting Principles) financial measures.

(2)	- Average tangible equity excludes goodwill, core deposit and other intangibles.

Transmitted on GlobeNewswire on Wednesday, July 20, 2011, at 1:00 p.m. PDT.